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                                                                 Exhibit 10.54

                          SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of March 20, 1998, by and between GENZYME TRANSGENICS CORPORATION, a Massachusetts corporation, with headquarters located at Five Mountain Road, Framingham, MA, 01701 (the "Company"), and the Buyers set forth on the signature page hereto (the "Buyers").

      WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, (the "1933 Act"), and Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

B. The Company has authorized a new series of preferred stock, designated as its Series A Convertible Preferred Stock (the "Preferred Stock"), having the voting powers, preferences and rights set forth in the Certificate of Vote of Directors Establishing a Series of a Class of Stock attached hereto as Exhibit "A" (the "Certificate of Designation");

C. The Preferred Stock is convertible into shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation;

D. The Company has authorized the issuance to the Buyers of warrants, to purchase in the aggregate 400,000 shares of Common Stock, in the form attached hereto as Exhibit "B" (the "Warrants");

E. The Buyers desire to purchase from the Company and the Company desires to issue and sell to the Buyers, upon the terms and conditions and in reliance on the representations and warranties set forth in this Agreement, (i) Twenty Thousand (20,000) shares of Preferred Stock, and (ii) the Warrants, for an aggregate purchase price of Twenty Million Dollars ($20,000,000); and

F. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide to the Buyers certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW THEREFORE, the Company and the Buyers hereby agree as follows:

      1.    PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

            a. Purchase of Preferred Shares and Warrants. The Company shall issue and sell to the Buyers and the each Buyer agrees, on a several and not a joint basis, to purchase from the Company such number of shares of Preferred Stock (together with any Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Preferred Shares") and Warrants set forth under Buyer's name on the signature page hereto executed by each Buyer, for an aggregate purchase price of Twenty Million U.S. Dollars (the "Purchase Price") and a per share of Preferred Stock purchase price of $1,000. The issuance, sale and purchase of the Preferred Shares and Warrants shall take place at the closing (the "Closing"), subject to the satisfaction (or waiver) of the conditions thereto set forth in
Section 6 and Section 7 below. At the Closing, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company Twenty Thousand (20,000) Warrants for each $1,000,000 of Preferred Shares purchased.

            b. Form of Payment. The Purchasers shall pay the Purchase Price for the Preferred Shares by wire transfer to the account designated pursuant to the Escrow Agreement by and among the Company, each Purchaser and the escrow agent ("Escrow Agent") designated therein in the form attached hereto as Exhibit "D" ("Escrow Agreement"), all in accordance with the terms of the Escrow Agreement. Upon satisfaction of the other conditions to Closing specified herein, the escrowed Purchase Price shall be released to the Company against delivery of duly executed certificates representing the number of Preferred Shares and Warrants which the Buyers are purchasing.

            c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the issuance and sale of the Preferred Shares and Warrants pursuant to this Agreement shall be 10:00 a.m. Pacific Standard Time on March 20, 1998 or such other mutually agreed upon date or time (the "Closing Date").

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

            Each Buyer represents and warrants to the Company as of the date hereof and as of the Closing, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Buyer, as set forth in this Section 2. Each Buyer makes no other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Buyers to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.
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            a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Preferred Shares and the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrants Shares", and collectively with the Preferred Shares, Conversion Shares and Warrants, the "Securities") for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

            b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Buyer has delivered an Investor Questionnaire in the form of Exhibit "E" to the Company and Shoreline Pacific (as defined below).

            c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

            d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer acknowledges and understands that its investment in the Securities involves a significant degree of risk, including the risks reflected in the SEC Documents (as defined below).

            e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

            f. Transfer or Resale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any applicable state securities laws and consequently the Buyer may have to bear the risk of owning the Securities for an indefinite period of time, and the Securities may not be transferred unless (a) subsequently included in an effective registration statement under the 1933 Act; (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (c) sold under Rule 144 promulgated under the 1933 Act (or a successor rule) or (d) sold or transferred to an affiliate (as defined in Rule 144) of the Buyer; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Buyer covenants it will not make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

            g. Legends. The Buyer understands that the certificates representing the Preferred Shares, Warrants and, until such time as the Conversion Shares and Warrants Shares have been registered under the 1933 Act or otherwise may be sold by the Buyer under Rule 144, as contemplated by the Registration Rights Agreement, the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under applicable securities laws, or unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

      The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any certificate upon which it is stamped, if, unless otherwise required by applicable state securities laws,
(a) the Securities represented by such certificate are registered for sale under an effective registration statement filed under the 1933 Act, and a conversion notice or exercise notice containing a representation and covenant with respect to compliance with applicable prospectus delivery requirements, if any, has been delivered to the Company with respect to the Conversion Shares or Warrant Shares to be issued without legend or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144(k) under the 1933 Act (or a successor
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rule thereto). The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the 1933 Act and the rules and regulations promulgated thereunder.

            h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

            i. Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

            j. Compliance with Short Sale Regulations. To the extent the Buyer engages in any hedging transaction involving "short sales" of the Company's Common Stock, the Buyer agrees to comply with applicable rules and regulations, including exemptions therefrom, applying to short sales.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to the Buyers that:

            a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the business, operations, assets or financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or (ii) on the ability of the Company to perform its obligations hereunder or under the agreements or instruments to be entered into or filed in connection herewith, or (iii) the Securities. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, 50% or more of the equity or other ownership interests.
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            b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Designation and to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the filing of the Certificate of Designation, the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its shareholders is required, (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants have been duly executed and delivered and the Certificate of Designation has been duly filed by the Company, and (iv) each of this Agreement , the Registration Rights Agreement, the Escrow Agreement, the Warrants and the Certificate of Designation constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

            c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock of which 17,406,912 shares are issued and outstanding, 4,115,000 shares are reserved for issuance pursuant to the Company's employee and director stock option plans, 210,600 shares are reserved for issuance pursuant to securities (other than securities issued under the foregoing plans, the Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock and 3,149,141 shares are reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below); (ii) 5,000,000 shares of undesignated preferred stock, par value $.01 per share, of which no shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company, including the Securities, are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in
Schedule 3(c) and except for the transactions contemplated hereby, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the

1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Shares, Conversion Shares, Warrants or Warrant Shares. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide each Buyer with a written update of this representation signed by the Company's Chief Executive or Treasurer on behalf of the Company as of the Closing Date.

            d. Issuance of Shares. The Preferred Shares, Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement (including the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims, encumbrances, and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The term Conversion Shares includes the shares of Common Stock issuable upon conversion of the Preferred Shares, including without limitation, such additional shares, if any, as are issuable as a result of the events described in Section 2(c) of the Registration Rights Agreement. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and Warrant Shares upon conversion or exercise of the Preferred Shares or Warrants. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined that the issuance of the Securities and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

            e. Series of Preferred Stock. Other than the Preferred Stock the Company has not designated or established any other preferred stock of the Company. The terms, designations, powers, preferences and relative, participating, and optional or special rights, and the qualifications, limitations, and restrictions of the Preferred Stock are as stated in the Certificate of Designation.

            f. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation and the issuance and reservation for issuance of the Preferred Shares, Warrants, Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) except as described in Schedule 3(f), violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants or to perform its obligations under the Certificate of Designation in each case in accordance with the terms hereof or thereof. Except as discussed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of Nasdaq (as defined below) and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

            g. SEC Documents, Financial Statements. Since January 1, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act or the 1933 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 1996 of the type required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to December 31, 1996 are not, in the aggregate, material to the financial condition or operating results of the Company.

            h. Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 1996, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company or any of its Subsidiaries.

            i. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of its officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which would reasonably be expected to give rise to any action or proceeding described in the foregoing sentence. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it could have a Material Adverse Effect.

            j. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

            k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

            l. Tax Status. Except as set forth on Schedule 3(l), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

Except as set forth on Schedule 3(l), none of the Company's tax returns is presently being audited by any taxing authority.

            m. Certain Transactions. Except as disclosed in the SEC Documents or as set forth on Schedule 3(m) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options or the ownership of other securities and rights disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

            n. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

            o. Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer's purchase of the Securities and has not been relied on by the Company in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

            p. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the 1933 Act or any applicable rules of Nasdaq.

            q. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Shoreline Pacific Institutional Financial, the Institutional Division of Financial West Group ("Shoreline Pacific"), whose commissions and fees will be paid for by the Company.

            r. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except those the failure of which to possess would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 1996, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

            s.    Environmental Matters.

                  (i) Except as set forth in Schedule 3(s), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries.

                  (iii) Except as set forth in Schedule 3(s), to the best knowledge of the Company, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

            t. Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

            u. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            v. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            w. Employment Matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company or any of its Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its Subsidiaries. Except as set forth in
Schedule 3(w), no representation question exists respecting the employees of the Company or any of its Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

            x. ERISA Matters. Except as set forth on Schedule 3(x), the Company has no "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or intended to be qualified under Section 401(a) of the Internal Revenue Code.

            y. Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

      z. No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

      4.    COVENANTS.

            a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

            b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within ten (10) business days following the Closing Date.

            c. Reporting Status; Eligibility to Use Form S-3. The Company's Common Stock is registered under Section 12(b) of the 1934 Act. Throughout the Registration Period (as defined in the Registration Rights Agreement), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all reasonably necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

            d. Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares and Warrants in the manner set forth in Schedule 4(d) attached hereto and made a part hereof and shall not otherwise, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its direct or indirect Subsidiaries).

            e. Expenses. The Company and the Buyers shall each be liable for their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses.

            f. Financial Information. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company agrees to send the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities:
(i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10- Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

            g. Reservation of Shares. Subject to the Maximum Share Amount, the Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith (based on the Conversion Price of the Preferred Shares in effect from time to time) and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith (based upon the Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Preferred Shares or exercise of the Warrants without the consent of the Buyers, which consent will not be unreasonably withheld. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than the lesser of (i)) the Maximum Share Amount (as defined in the Certificate of Designation or (ii) two (2) times the number that is then actually issuable upon full conversion of the Preferred Shares plus the number that is then actually issuable upon full exercise of the Warrants (based on the Conversion Price of the Preferred Shares or Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Preferred Shares and Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4(g), in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

            h. Listing. The Company shall, on or before 10 business days following the date hereof, secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable (subject to the Maximum Share Limit (as defined in the Certificate of Designation)) upon conversion or exercise of the Preferred Shares and the Warrants. The Company will use its best efforts to obtain and maintain the listing and trading of its Common Stock on the Nasdaq National Market System ("Nasdaq"), the American Stock Exchange ("AMEX") or the New York Stock Exchange ("NYSE"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq or other exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on the Nasdaq or other principal exchange or quotation system on which the Common Stock is listed or traded.

            i. Corporate Existence. So long as a Buyer beneficially owns any Securities, the Company shall maintain its corporate existence in good standing under the laws of the jurisdiction in which it is incorporated and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into or filed in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on AMEX, Nasdaq or NYSE.

            j. Solvency; Compliance with Law. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

            k. Insurance. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

            l. No Integration. The Company will not conduct any future offering that will be integrated with the issuance of the Securities for purposes of the rules promulgated by the SEC or NASD.

            m. No Qualified Opinion. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

            n. Additional Equity Capital; Right of First Refusal. Subject to the exceptions described below, the Company will not, without the prior written consent of the Buyer, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of original issuance of such securities (including Common Stock issued directly or indirectly upon conversion or exercise of such security, and in each case taking into account the value of any warrants or options issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock during the period (the "Lock-up Period") beginning on the Closing Date and ending on the later of (i) ninety (90) days from the Closing Date and (ii) thirty (30) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (the limitations referred to in this sentence are referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule

415 under the 1933 Act),(ii) issuances of securities as consideration for a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or financing arrangement with an affiliated company, or in connection with the disposition or acquisition of a business, product or license by the Company or (iii) the issuance of up to $10,000,000 in the aggregate of common stock at prevailing market prices within 120 days following the Closing Date. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the Company's board of directors.

      5.    TRANSFER AGENT INSTRUCTIONS.

      The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Buyer to the Company upon conversion or exercise of the Preferred Shares and the Warrants on and following the date that is 90 days following the Closing Date, or such earlier date as a registration statement is effective with respect to the Conversion Shares and/or Warrant Shares, respectively (the "Irrevocable Transfer Agent Instructions"). All such certificates shall bear the restrictive legend as and when specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares or Warrant Shares, prior to registration of the Conversion Shares or Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel in form, substance and scope customary for opinions of counsel in comparable transactions, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act or the Buyer provides the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligation of the Company hereunder to issue and sell the Preferred Shares and the Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            a. The applicable Buyer shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Company and the Escrow Agent.

            b. The applicable Buyer shall have delivered the Purchase Price to the Escrow Agent in accordance with Section 1(b) above, and an aggregate Purchase Price of at least $15,000,000 shall have been received by the Escrow Agent.

            c. The Certificate of Designation shall have been filed with the Secretary of State of the State of Massachusetts.

            d. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which representations and warranties shall be correct as of such date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

            e. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

      The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for each such Buyer's respective benefit and may be waived by each such Buyer at any time in its sole discretion:

            a. The Company shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Buyer.

            b. The Certificate of Designation shall have been filed with the Secretary of State of the State of Massachusetts, and evidence thereof reasonably satisfactory to the applicable Buyer shall have been delivered to such Buyer.

            c. The Company shall have delivered to the Escrow Agent duly executed certificates (in such denominations as the applicable Buyer shall reasonably request) representing the Preferred Shares and the Warrants being so purchased in accordance with Section 1(b) above.

            d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyers shall have received a certificate or certificates, executed by the Chief Executive Officer or the Treasurer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered on the Closing Date.

            e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

            f. Trading and listing of the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

            g. The Buyers shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyers and in substantially the same form as Exhibit "F" attached hereto.

            h. The Buyers shall have received an officer's certificate described in Section 3(c) above, dated as of the Closing Date.

            i. The Common Stock required to be authorized and reserved pursuant to Section V(A) of the Certificate of Designation shall have been duly authorized and reserved by the Company.

            j. An aggregate Purchase Price of at least $20,000,000 shall have been received by the Escrow Agent.

      8.    GOVERNING LAW; MISCELLANEOUS.

            a. Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of New York State without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

            b. Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

      If to the Company:

      Genzyme Transgenics Corporation
      Five Mountain Road
      Framingham, MA  01701
      Attn:  Chief Financial Officer
      Phone: (508) 270-2579
      Fax: (508) 270-2303

      With a copy to:

      Palmer & Dodge LLP
      One Beacon Street
      Boston, MA  02108-3190
      Attn:  Lynnette C. Fallon, Esq.
      Phone: (617) 573-0220
      Fax: (617) 227-4420

      If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

      Each party shall provide notice to the other party of any change in address.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor any Buyer shall assign this Agreement, the Registration Rights Agreement or the Warrants or any rights or obligations hereunder or thereunder without the prior written consent of the other. Notwithstanding the foregoing, any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

            h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of any Buyer. The Company agrees to indemnify and hold harmless each Buyer and all such Buyer's respective officers, directors, employees, partners, members, affiliates, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

            j. Publicity. The Company and each Buyer shall have the right to review a reasonable period of time before issuance of any press releases, or relevant portions of any SEC or Nasdaq filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or SEC or Nasdaq filings with respect to such transactions as is required by applicable law and regulations (although the Buyers shall be consulted by the Company in connection with any such press release prior to its release and filing and shall be provided with a copy thereof and be given an opportunity to comment thereon).

            k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            m. Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.


COMPANY:

GENZYME TRANSGENICS CORPORATION


By:/s/ John B. Green
   ----------------------------
   Name:  John B. Green
   Title:   Vice President, Finance

                        [SIGNATURES CONTINUED ONTO NEXT PAGE]

BUYERS:

RGC INTERNATIONAL INVESTORS, LDC

By:  Rose Glen Capital Management, L.P.
      Investment Manager

By: RGC General Partner Corp.


By:      /s/ Wayne D. Block
         ------------------------
Name:    Wayne D. Bloch
Its:     Managing Director

Aggregate  Subscription Amount: $10,000,000
No. of Shares of Preferred Stock: 10,000
              No. of Warrants:   200,000

RESIDENCE:  Cayman Islands

ADDRESS:

      c/o Rose Glen Capital Management, L.P.
      3 Bala Plaza East, Suite 200
      251 St. Asaphs Road
      Bala Cynwyd, PA  19004
      Fax:        (610) 617-0570
      Telephone:  (610) 617-5900
      Attn:  Wayne Bloch

                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

BUYER SIGNATURES CONTNUED:

SHEPHERD INVESTMENTS INTERNATIONAL, LTD.


By:/s/ Brian J. Stark
   -------------------------------
Name:  Brian J. Stark
Managing Member, Staro Asset Management, LLC
Investment Manager, Shepherd Investments International, Ltd.
   DATE:  3-20-98

Aggregate  Subscription Amount: $5,000,000
No. of Shares of Preferred Stock: 5,000
              No. of Warrants:   100,000

RESIDENCE: British Virgin Islands

   ADDRESS:    c/o Staro Asset Management, LLC
               1500 West Market Street, Suite 200
               Mequon, WI 53092
               Fax: (414) 241-7704; and
               Tel: (414) 241-7728 x15
               Attn: Mr. Brian Davidson


STARK INTERNATIONAL


By:/s/ Brian J. Stark
   -------------------------------
Name:  Brian J. Stark
Managing Member, Staro Asset Management, LLC
Investment Manager, Stark International
   DATE:3-20-98

Aggregate  Subscription Amount: $5,000,000
No. of Shares of Preferred Stock: 5,000
              No. of Warrants:   100,000

RESIDENCE: Bermuda

   ADDRESS:    c/o Staro Asset Management, LLC
               1500 West Market Street, Suite 200
               Mequon, WI 53092
               Fax: (414) 241-7704; and
               Tel: (414) 241-7728 x15
               Attn: Mr. Brian Davidson

                                    Exhibit A

                           Certificate of Designation

                                    Exhibit B

                             Stock Purchase Warrant

                                    Exhibit C

                          Registration Rights Agreement

                                    Exhibit D

                            Form of Escrow Agreement

                                   ESCROW AGREEMENT


     The undersigned parties hereby establish Chase Manhattan Bank and Trust Company, N.A. Escrow No. C27381A (the "Escrow") and agree to be bound by this Escrow Agreement, dated as of March 20, 1998, as follows:

1.   Parties and Transaction.  The following entities are parties to this Escrow
     Agreement:


(a)  Seller: Genzyme Transgenics Corporation
                  Five Mountain Road
                  Framingham, MA 01701-3797
                  Attention: John B. Green
                  Phone:  (508) 270-2579
                  Fax: (508) 270-2303 ("Seller").

     (b)  Buyers:

          (i)   RGC International Investors, LDC
                c/o Rose Glen Capital Management, L.P.
                3 Bala Plaza East, Suite 200
                251 St. Asaphs Road
                Bala Cynwyd, PA  19004
                Attn:  Mr. Wayne Bloch
                Telephone:     (610) 617-5900
                Fax: (610) 617-0570;

          (ii)  Shepherd Investments International, Ltd.
                c/o Staro Asset Management, LLC
                1500 West Market Street, Suite 200
                Mequon, WI 53092
                Attn: Mr. Brian Davidson
                Tel: (414) 241-7728 x15
                Fax: (414) 241-7704; and

          (iii) Stark International
                c/o Staro Asset Management, LLC
                1500 West Market Street, Suite 200
                Mequon, WI 53092
                Attn: Mr. Brian Davidson
                Tel: (414) 241-7728 x15
                Fax: (414) 241-7704;

                (each a "Buyer", and collectively "Buyers").

     (c) Shoreline: Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group, Three Harbor Drive, Suite 211, Sausalito, California, 94965, Attn: General Counsel, telephone number
          (415) 332-7800, facsimile number (415) 332-7808 ("Shoreline").
          Shoreline is acting as agent for Buyers and Seller in this transaction and will be paid a commission of five percent 5% by Seller. No commission is being charged to Buyers. Shoreline will not receive any payment for order flow relating to any of the securities offered by Seller in connection with this transaction, including any shares of Seller's common stock.

(d) Escrow Holder: Chase Manhattan Bank and Trust Company, N.A., a subsidiary of Chase Manhattan Corporation, 101 California Street, Suite 2725, San Francisco, California, 94111, telephone number: (415) 954-9518, facsimile number: (415) 693-8850 ("Escrow Holder").

This Escrow Agreement contains the closing information for the transaction effected between and on behalf of Buyers and Seller involving the sale by Seller and the purchase by Buyers of 20,000 shares of Seller's Series A Convertible Preferred Stock ("Preferred Shares"), at a purchase price of $1,000 per share, for an aggregate purchase price of Twenty Million Dollars ($20,000,000) U.S., pursuant to the Securities Purchase Agreement dated as of March 20, 1998 ("Purchase Agreement"), by and among Seller and Buyers.
Seller represents that said Preferred Shares are issued by Seller pursuant to
Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D thereunder. Upon request of any party hereto, Escrow Holder will furnish the date and time this transaction took place.

In the event funds transfer instructions are given by any party to this Agreement (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated above, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent.
The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

2.   Deliveries.

     (a) Deliveries By Seller. Seller shall deliver the following documents to Escrow Holder or to Shoreline, as provided herein, no later 12:00 P.M. Pacific Standard Time on the "Closing Date," as such term is defined below:

          (1) Seller shall deliver to Escrow Holder, with a copy to Shoreline, a copy of this Escrow Agreement, duly executed by Seller (which delivery may be made by facsimile so long as a manually executed original of the Escrow Agreement is delivered to Escrow Holder by Seller by overnight courier within one (1) business day following the Closing Date).

          (2) Seller shall deliver to Escrow Holder Twenty Thousand (20,000) Preferred Shares in the name of each Buyer and in face amounts and denominations more particularly set forth in the Closing Schedule annexed hereto as Exhibit C (the "Preferred Share Certificates"). The Preferred Share Certificates shall each bear substantially the following legend:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under applicable securities laws, or unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

A copy of the form of Seller's Preferred Share Certificate is attached hereto as Exhibit A and is incorporated herein by this reference.

     (b) Deliveries By Buyer. Each Buyer shall deliver the following to Escrow Holder or to Shoreline, as provided herein, not later than 12:00 P.M. Pacific Standard Time on the Closing Date:

          (1) Each Buyer shall deliver to Escrow Holder, with a copy to Shoreline, a copy of this Escrow Agreement, duly executed by such Buyer (which delivery may be made by facsimile so long as a manually executed original of the Escrow Agreement is delivered to Escrow Holder by Buyer by overnight courier within one (1) business day following the Closing Date).

          (2) Each Buyer shall wire funds in the amount specified for such Buyer on Exhibit C hereof to Escrow Holder at the account set forth below:

                        [ESCROW HOLDER'S WIRING INSTRUCTIONS]

          (3) Each Buyer shall deliver to Escrow Holder, with copy to Shoreline, a written confirmation in the form attached hereto as Exhibit B (the "Closing Confirmation", delivery of which may be made by facsimile so long as a manually executed original thereof is delivered to the Escrow Agent by Buyer by overnight courier within one (1) business day of the Closing Date), stating that, subject to Escrow Holder's receipt of the items to be delivered by Seller specified in Section 2(a) hereof, all of the conditions to the Closing in
Section 7 of the Purchase Agreement have been satisfied in full or waived as of the date of delivery of such confirmation with respect to Buyer.

3. Closing. The closing of the purchase by Buyers (the "Closing") is scheduled to occur on March 20, 1998 or on such other date as Seller, Buyers, and Shoreline shall agree (the "Closing Date"). At the Closing, Escrow Holder shall undertake the following:

     (a) Original Deliveries to Buyer. Escrow Holder shall deliver to each Buyer at the addresses noted in Exhibit C hereto, by overnight courier, the original Preferred Share Certificates.

     (b) Deliveries to Shoreline. Escrow Holder shall deliver to Shoreline, by wire transfer, its commission in the amount of One Million Dollars ($1,000,000) U.S. The wiring instructions for Shoreline are as follows:

                           [SHORELINE WIRING INSTRUCTIONS]


     (c) Deliveries to Seller. Escrow Holder shall deliver to Seller, by wire transfer, the funds delivered to it by Buyer less (i) the commission payable to Shoreline specified in Section 3(b), and (ii) Escrow Holder's fees and charges as specified in Section 5. The wiring instructions for Seller are as follow:

                              [SELLER WIRE INSTRUCTIONS]

4. Authorization to Escrow Holder to Close. By their signatures appearing below, and subject to the provisions of Section 6(k) hereof, each Buyer, Seller and Shoreline each authorize Escrow Holder to close the Escrow upon occurrence of the following:

     (a)  Escrow Holder's receipt from Seller of all documents as set forth in
Section 2(a) hereof;

     (b) Escrow Holder's receipt from each Buyer of wire transfers in the amounts set forth in the Closing Schedule annexed hereto as Exhibit C and all documents as set forth in Section 2(b) hereof;

     (c)  Escrow Holder's receipt of  a Closing Confirmation from each Buyer;
and

     (d) Escrow Holder's notification from Shoreline that copies of the documents required to be received from Seller and Buyers pursuant to the Purchase Agreement have been received by Shoreline and receipt from Shoreline of written notice to close the Escrow (the "Shoreline Closing Notice"), which notice may be delivered by facsimile transmission, provided that a manually executed original thereof shall be delivered to Escrow Holder within one (1) business day following the Closing.

Each party understands and agrees that its signature appearing below confirms its approval of the documents and instruments delivered to Escrow Holder and that, except for delivery of the Closing Confirmation, no further approval of any of the documents and instruments is required by any party. Each Buyer and Seller each agree that Escrow Holder is authorized to close the Escrow upon receipt of the items specified in this Section 4.

5. Costs and Charges Due to Escrow Holder. Seller, each Buyer and Shoreline each hereby authorize Escrow Holder to make the following charges:

     (a) Escrow Holder's charges shall be borne by and billed to Seller, and Escrow Holder shall debit Seller and credit itself with its customary fees, not to exceed in the aggregate $1,000. Neither Buyer nor Shoreline shall have any liability to pay Escrow Holder's charges; provided however, that if the Closing does not occur and fees are due to Escrow Holder as a result thereof, Shoreline will bear all of Escrow Holder's reasonable charges incurred in connection herewith, up to a maximum of $500.00, plus any reasonable out of pocket expenses.

6.   Additional Provisions.

     (a) Indemnification. Seller, each Buyer and Shoreline acknowledge and agree that Escrow Holder is acting as an escrow agent in this transaction and in no other capacity. Except for the negligence or willful misconduct of Escrow Holder, Seller, each Buyer and Shoreline each hereby agree to indemnify and to hold Escrow Holder harmless from any claim, liability, cost, expense or damage, including reasonable attorneys' fees and costs, incurred by Escrow Holder in connection with any action taken or not taken by Escrow Holder pursuant to this Escrow Agreement. Seller, each Buyer and Shoreline, jointly and severally, shall reimburse Escrow Holder for all of its reasonable expenses covered by the foregoing indemnification as and when such expenses are incurred.

     (b) Facsimile Signatures. Facsimile signatures on this Escrow Agreement and the documents referred to herein are binding upon any party submitting same.

     (c) Notices. Any notice, request, demand, instruction or other communication given hereunder by any party must be in writing and will be validly and timely given or made to another party if (i) delivered personally,
(ii) deposited in the United States mail, certified or registered, with postage prepaid and return receipt requested, (iii) delivered by overnight courier, or
(iv) sent by telecopier, to each of the parties at the addresses and facsimile numbers contained in Section 1 hereof. If such notice is served personally, such notice will be deemed to be given at the time of such personal delivery. If notice is served by mail, such notice will be deemed to be given two days after the deposit of same in any United States mail post office box. If such notice is served by overnight courier, such notice will be deemed to be given on the next business day following the acceptance of such notice for delivery by such overnight courier. If such notice is served by telecopier, such notice will be deemed to be given upon confirmation of transmission. Any person entitled to receive notice under this agreement may change the address or telecopier number to which such notice may be sent, by giving notice thereof pursuant to this
Section 6(c).

     (d) Attorneys' Fees. Should any legal action be brought for the enforcement of this Escrow Agreement or any term hereof, or due to any alleged dispute, breach, default or misrepresentation in connection with any provisions herein contained, the prevailing party shall be entitled to its reasonable attorneys' fees and costs and other costs incurred in any such action or proceeding and including any such action which results in an arbitration of the matters herein, in addition to such other relief as may be granted by the courts or arbitration proceedings.

     (e) Applicable Law. The existence, validity, and construction of this Escrow Agreement and all matters pertaining hereto shall be determined in accordance with the laws of the State of New York.

     (f) Further Assurances. Each of the parties agrees that it will, without further consideration, execute, acknowledge and deliver such other documents and take such other actions as may be reasonably requested by the other party in order to consummate the purposes and subject matter hereof.

     (g) Assignment. No party hereto shall have any right whatsoever to voluntarily assign its rights or delegate its duties hereunder to any third party, without the prior written consent of the other parties.

     (h) Validity. If any provision of this Escrow Agreement may be prohibited by law or otherwise held invalid, such prohibition or invalidity shall be effective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Escrow Agreement.

     (i) Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     (j) Survival. The representations, warranties and covenants contained in this Escrow Agreement shall survive the Closing, if any.

     (k) Timing. If at any time any party hereto has made written demand upon Escrow Holder for the return of documents and/or funds deposited by such party, Escrow Holder may withhold and stop all further proceedings in this Escrow upon notice to the parties, and may then return all documents and/or funds to the party from which received within two business days of receipt of said notice, without liability for interest on funds held or for damages. Additionally, should the Closing not occur by 5 PM Central Time on March 27, 1998, then Escrow Holder shall, on the next business day, return to each Buyer by wire transfer any and all funds received by Escrow Holder from such Buyer(s) and return to Seller by overnight mail service all Preferred Share Certificates received from Seller.

     (l) Reliance Upon Provided Information. It is understood that the Escrow Agent and the beneficiary's banks in any funds transfer may rely solely upon any account numbers or similar identifying number provided by any of the parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.




     [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     (m) Representation or Warranties of Escrow Holder. Escrow Holder shall make no representation or warranty with respect to the genuineness or any other matter concerning any document or instrument deposited herein and shall have no liability to any other party hereto with respect to such items; provided, however, that Escrow Holder shall inspect the Preferred Share Certificates to
(i) confirm that required number of Preferred Share Certificates have been delivered by Seller, in the denominations and face amounts set forth on the Closing Schedule annexed hereto as Exhibit C, and (ii) that the legend appearing on the Preferred Share Certificates conforms to the legend language set forth in
Section 2(a)(2) above.

                          THE COMPANY:

                          GENZYME TRANSGENICS CORPORATION


                          By:______________________________
                             Name:
                             Title:
                             DATE:_________________________


                          BUYERS:

                          RGC INTERNATIONAL INVESTORS, LDC

                          By:  Rose Glen Capital Management, L.P.
                                 Investment Manager

                          By: RGC General Partner Corp.

                          By:_____________________________

                          Name:
                            Title:
                            DATE:_________________________

                       [SIGNATURES CONTINUED ONTO NEXT PAGE]

              BUYERS:


              SHEPHERD INVESTMENTS INTERNATIONAL, LTD.


              By:
                    Name:
                  Managing Member, Staro Asset Management, LLC
                  Investment Manager, Shepherd Investments International, Ltd.
              DATE:


              STARK INTERNATIONAL


              By:
                    Name:
                  Managing Member, Staro Asset Management, LLC
                  Investment Manager, Stark International
              DATE:






           [SIGNATURES CONTINUED ONTO NEXT PAGE]

     SHORELINE:

     SHORELINE PACIFIC INSTITUTIONAL FINANCE,
     THE INSTITUTIONAL DIVISION
     OF FINANCIAL WEST GROUP


     By:
           Harlan P. Kleiman
           President
            DATE:


     ESCROW HOLDER:

     CHASE MANHATTAN BANK AND TRUST COMPANY, N.A., a subsidiary of Chase Manhattan Corporation


     By:
        Chii Ling Lei
        Assistant Vice President
        DATE:

                                      EXHIBIT A

                         Form of Preferred Share Certificate

                                      EXHIBIT B

                               [INVESTOR'S LETTERHEAD]

[DATE]

Facsimile No. (415) 693-8850

Ms. Chii Ling Lei
Assistant Vice President
Chase Manhattan Bank and Trust Company, N.A.
101 California Street, Suite 2725
San Francisco, California 94111

Re:  Genzyme Transgenics Corporation Financing; Closing Confirmation

Dear Ms. Lei:

Please accept this letter as confirmation from [INVESTOR] that, subject to your receipt of the items specified in Section 2(a) of the Escrow Agreement dated [DATE], the conditions to the Closing in Sections 6 and 7 of the Securities Purchase Agreement have been satisfied in full or waived as of the date hereof. Accordingly, this shall serve as our Closing Confirmation as required pursuant to Section 4(c) of said Escrow Agreement.

Please call me if you have any questions or require further information.


Sincerely,




Name:
Title:


cc:  Shoreline Pacific

                             CLOSING SCHEDULE - EXHIBIT C


INVESTOR/CERTIFICATE DELIVERY ADDRESS:    AGGREGATE NO. OF      PREFERRED SHARE CERTIFICATE
                                          PREFERRED SHARES         DENOMINATIONS:
                                          PURCHASED/AGGREGATE
                                          PURCHASE PRICE:


RGC International Investors, LDC
c/o Rose Glen Capital Management, L.P.    10,000 Preferred Shares  10 Preferred Share certificates each representing
Attn:  Gary S. Kaminsky                                            1,000 Preferred Shares/$1,000,000
3 Bala Plaza East, Suite 200              $10,000,000
251 St. Asaphs Road
Bala Cynwyd, PA  19004
Telephone: (610) 617-5900
Fax: (610) 617-0570

Shepherd Investments International,
  Ltd.
c/o Staro Asset Management                5,000 Preferred Shares   5 Preferred Share certificates each representing
Mr. Joe Lucas, CFO                                                 1,000 Preferred Shares/$1,000,000
1500 West Market Street, Suite 200        $5,000,000
Mequon, WI  53092
Tel: (414) 241-1810
Fax: (414) 241-1888

Stark International
c/o Staro Asset Management                5,000 Preferred Shares   5 Preferred Share certificates each representing
Mr. Joe Lucas, CFO                                                 1,000 Preferred Shares/$1,000,000
1500 West Market Street, Suite 200        $5,000,000
Mequon, WI  53092
Tel: (414) 241-1810
Fax: (414) 241-1888


                                    Exhibit E

                         Form of Investor Questionnaire

                             INVESTOR QUESTIONNAIRE
                                       and
                            REPRESENTATION AGREEMENT

Explanatory Note: The purpose of this Investor Questionnaire and Representation Agreement is to determine whether an investor meets the accreditation standards established for the offer and sale of Series A Convertible Preferred Stock (the "Preferred Shares") of Genzyme Transgenics Corporation (the "Company") and to obtain information necessary for the Company to file their registration statement with respect to the common shares issuable upon conversion of the Preferred Shares (the "Conversion Shares"). In order to meet such accreditation standards, the Company must determine whether an investor is "accredited" as that term is defined and construed pursuant to Regulation D under the Securities Act of 1933, as amended (the "Act"). Neither the Preferred Shares nor any shares of the Company's common stock issuable upon the conversion of the Preferred Shares (collectively, the "Securities") have been registered under the Act or qualified under state securities laws in reliance upon exemptions from such registration and qualification requirements for transactions not involving a public offering. Information supplied through this Questionnaire will be used to ensure compliance with the requirements of such exemptions. Special care must be taken to correctly identify the full legal name of the investing entity.

      Name of Investor:
      Address:
      Telephone & Fax:

The undersigned Investor represents and warrants to the Company that:

(a) The information contained herein is complete and accurate and may be relied upon by the Company;

      and

(b) Investor will notify the Company immediately of any change in any of such information occurring prior to the Investor's purchase of the Preferred Shares.

1. FOR ALL INVESTORS: (complete as necessary and initial each item (a) through (d) below):

Initial ____        (a) The undersigned is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of
              1934) of ____________ shares of the Company's common stock (exclusive of the shares of the Company's common stock underlying the Preferred Shares (the "Additional Shares"). [You must include the number of shares of common stock beneficially owned. If none, state "none."]

Initial ____        (b) The undersigned understands that ownership of the
              Additional Shares will be reported in the Registration Statement. The undersigned requests that footnote or other disclosure be made of the following information concerning the undersigned's beneficial ownership of the Additional Shares:

              __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________

Initial ____        (c) The undersigned represents and warrants that it does not have, and during the past three years has not had, any position, office or relationship (other than as a security holder) with the Company or any of its affiliates.

Initial ____        (d) The undersigned (i) has read the section entitled "Plan of Distribution" attached to this Questionnaire as Appendix 1,
              (ii) understands that the section will be included in the Registration Statement and (iii) represents and warrants that all sales made by the undersigned pursuant to the Registration Statement will be made in compliance with the methods of distribution described in the section.

2.    FOR CORPORATIONS, BUSINESS TRUSTS, OR PARTNERSHIPS:

Initial ____        (a) The undersigned certifies that it was not formed for the specific purpose of acquiring the Securities and that it has total assets in excess of $5,000,000. or

Initial ____        (b) The undersigned certifies that all of its equity owners are accredited investors (i.e., each (i) has an individual net worth, or a net worth combined with his or her spouse, of at least $1,000,000; or (ii) had individual income of more than $200,000 in the two calendar years preceding the year in which this Questionnaire is submitted and reasonably expects to have individual income in excess of $200,000 during the calendar year in which this Questionnaire is submitted; or (iii) together with his or her spouse, had joint income of more than $300,000 in the two calendar years preceding the year in which this Questionnaire is submitted and reasonably expects to have joint income in excess of $300,000 during the calendar year in which this Questionnaire is submitted). Please list below the names of all equity owners and the manner in which they qualify (check the applicable category):

                                                      $200,000 (individual)
                                      $1,000,000       or $300,000 (joint)
Names of All Equity Owners            Net Worth          Minimum Income
--------------------------            ---------          --------------
                                            ()                 ()
______________________________________
                                            ()                 ()
______________________________________
                                            ()                 ()
______________________________________

______________________________________
                                            ()                 ()
______________________________________
                                            ()                 ()
______________________________________


3.    FOR TRUSTS:

Initial ____        (a) The undersigned financial institution certifies that it is (i) a bank as defined in Section 3(a)(2) of the Act, or any savings and loan association, or other financial institution as defined in Section 3(a)(5) of the Act; (ii) acting in its fiduciary capacity as trustee; and (iii) subscribing for the purchase of the Preferred Shares on behalf of the subscribing trust.

or

Initial ____        (b) The undersigned certifies that the subscribing trust has total assets in excess of $5,000,000, and that the person making the investment decision on behalf of the trust has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Securities.

or

Initial ____        (c) The undersigned certifies that it is a revocable trust that may be amended or revoked at any time by the grantors thereof, and all of the grantors are accredited investors as described in 2(b) above. Please list below the names of all grantors and the manner in which they qualify (check the applicable category below):

                                                       $200,000 (individual)
                                        $1,000,000     or $300,000 (joint)
Names of All Grantors                    Net Worth     Minimum Income
---------------------                    ---------     --------------

                                            ()                 ()
______________________________________
                                            ()                 ()
______________________________________
                                            ()                 ()
______________________________________


4.    FOR EMPLOYEE BENEFIT PLANS (INCLUDING KEOGH PLANS):

Initial ____        (a) The undersigned is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the decision to invest in the Company was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment advisor. With respect to undersigned, none of the Company, Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline Pacific"), counsel for the Company nor, to the knowledge of the undersigned, any of their affiliates, is currently, has within the prior 12 months or will (other than as may occur through the Purchase Agreement relating to the Preferred Shares) exercise, or have exercised, any discretionary authority or control over plan management or plan assets; render, or have rendered, investment advice with respect to plan assets for a direct or indirect fee or other compensation; or have, or have had, any discretionary authority or responsibility in plan administration. Please state the name of each plan fiduciary with respect to the plan:

              __________________________________________________________________

              __________________________________________________________________

or

Initial ____        (b) The undersigned is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000. With respect to undersigned, none of the Company, Shoreline Pacific, counsel for the Company nor, to the knowledge of the undersigned, any of their affiliates, is currently, has within the prior 12 months or will (other than as may occur through the Purchase Agreement relating to the Preferred Shares) exercise, or have exercised, any discretionary authority or control over plan management or plan assets; render, or have rendered, investment advice with respect to plan assets for a direct or indirect fee or other compensation; or have, or have had, any discretionary authority or responsibility in plan administration.

or

Initial ____        (c) The undersigned is an employee benefit plan within the meaning of ERISA, the plan is self-directed, and the investment decision is being made by a plan participant who is an accredited investor with a net worth of at least $1,000,000 or with annual income of at least $200,000 (individual) or $300,000 (joint). With respect to undersigned, none of the Company, Shoreline Pacific, counsel for the Company nor, to the knowledge of the undersigned, any of their affiliates, is currently, has within the prior 12 months or will (other than as may occur through the Purchase Agreement relating to the Preferred Shares) exercise, or have exercised, any discretionary authority or control over plan management or plan assets; render, or have rendered, investment advice with respect to plan assets for a direct or indirect fee or other compensation; or have, or have had, any discretionary authority or responsibility in plan administration. Please list below the names of all such participants and the manner in which they qualify (check the applicable category below):

                                                      $200,000 (individual)
                                        $1,000,000     or $300,000 (joint)
Names of All Participants               Net Worth        Minimum Income
-------------------------               ---------        --------------
                                            ()                 ()
______________________________________
                                            ()                 ()
______________________________________
                                            ()                 ()
______________________________________

and (for all employee benefit plans)

Initial ____        (d) The undersigned is an employee benefit plan within the meaning of ERISA and (i) the investment is not a "prohibited transaction" within the meaning of ERISA, the Internal Revenue Code, or the regulations promulgated thereunder, respectively, and such purchase is a "prudent investment" within the meaning of ERISA; and (ii) the undersigned agrees to indemnify and hold harmless the Company and its agents, successors and assigns from and against any and all liability, loss, cost and expense (including attorney's fees) resulting from any adverse claim or determination by the Department of Labor or the Internal Revenue Service respecting the propriety, suitability or legality of the investment.

5.    FOR 501(c)(3) ORGANIZATIONS:

Initial ____        (a) The undersigned hereby certifies that it is an
              organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.


DATED:        ___________________, 19__

INVESTOR:


________________________________
(Print Name of Investor)


________________________________
(Signature)


________________________________
(Print Name of Signatory)


________________________________
(Print Title of Signatory)

                                   APPENDIX 1


                              PLAN OF DISTRIBUTION


The Conversion Shares may be sold from time to time by the Selling Shareholders or their pledgees or donees. Such sales may be made in the over-the-counter market or in negotiated transactions, at prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The Conversion Shares may be sold by means of (a) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus and/or (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealer will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale which amounts will not be greater than that normally paid in connection with ordinary trading transactions.

                                    Exhibit F

                              Form of Legal Opinion

                               Palmer & Dodge LLP
                  One Beacon Street, Boston Massachusetts 02108


TELEPHONE: (617) 573-0100                            FACSIMILE: (617) 227-4420

                                 March 20, 1998


RGC International Investors, LDC
c/o Rose Glen Capital Management, L.P.
3 Bala Plaza East, Suite 200
251 St. Asaphs Road
Bala Cynwyd, Pennsylvania  19004

Shepherd Investments International, Ltd.
c/o Staro Asset Management, LLC
1500 West Market Street, Suite 200
Mequon, Wisconsin  53092

Stark International
c/o Staro Asset Management, LLC
1500 West Market Street, Suite 200
Mequon, Wisconsin  53092

Shoreline Pacific Institutional Finance
Three Harbor Drive, Suite 211
Sausalito, California  94965

      Re:   Genzyme Transgenics Corporation

Ladies and Gentlemen:

      We have acted as counsel to Genzyme Transgenics Corporation, a Massachusetts corporation (the "Company"), in connection with (i) the execution and delivery by the Company of the Securities Purchase Agreement dated as of March 20, 1998 (the "Securities Purchase Agreement"), among RGC International Investors, LDC, Shepherd Investments International, Ltd. and Stark International (collectively, the "Purchasers") and the Company and (ii) the transactions contemplated to be consummated by the Company under the Securities Purchase Agreement on the date hereof. We are rendering this opinion pursuant to Section 7(g) of the Securities Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the same meanings as are ascribed thereto in the Securities Purchase Agreement.

      As counsel in this capacity, we have examined the following: (i) the Securities Purchase Agreement, (ii) the Certificate of Designation, (iii) the Registration Rights Agreement, (iv) the Warrants, (v) the Escrow Agreement,
(vi) the Common Stock Purchase Warrant issued to Shoreline Pacific Institutional Finance Company (the "Shoreline Warrant"), (vii) Irrevocable Instructions to Transfer Agent, (viii) a copy of the Restated Articles of Organization and Bylaws of the Company, including any amendments thereto to date, (ix) records of certain proceedings and actions of the Company, (x) certificates of public officials, and (xi) such other documents, records and items as we have deemed necessary or relevant for purposes of the opinions hereinafter expressed. Items (i) through (vii) above are collectively referred to as the "Transaction Documents."

      For purposes of this opinion, we have also made the following assumptions and have not made any factual, legal or other inquiry or investigation with respect thereto:

      (i) that the Transaction Documents have been duly authorized, executed and delivered by the Purchasers and each other party thereto (other than the Company);

      (ii) that all persons signing the Transaction Documents on behalf of the Purchasers and each other party thereto (other than the Company) have the legal existence, power, authority and right so to sign;

      (iii) that each of the agreements made by each of the parties in each Transaction Document executed by the Purchasers is authorized by all appropriate corporate or other actions of the Purchasers and each other party thereto (other than the Company) and is in compliance with all applicable laws and regulations affecting the Purchasers;

      (iv) the genuineness of all signatures on documents not signed in our presence (other than those of the officers of the Company), and the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to use as copies;

      (v) that (w) each Transaction Document is enforceable against each Purchaser and each other party thereto (other than the Company); (x) all actions required to be taken and all conditions and requirements required to be fulfilled under the Transaction Documents in order to allow each Purchaser (other than conditions and requirements to be fulfilled by the Company) to enforce its rights thereunder have been duly and effectively taken and fulfilled; and (y) each Purchaser has complied with all laws that may be applicable to it with respect to the execution and delivery of the Transaction Documents, and purchasing the Preferred Stock and Warrants and other actions taken or that may be taken by it thereunder;

      (vi) that the representations and warranties made by each Purchaser within the Securities Purchase Agreement and the other Transaction Documents are true and complete in all material respects, and do not fail to state any fact or information the statement of which is necessary to make them not misleading in any material respect; and

      (vii) that there are no documents or agreements other than the Transaction Documents between the Purchasers and the Company or others which expand or otherwise modify the obligations of the Company with respect to the transactions contemplated by the Transaction Documents and would have an effect on the opinions set forth below.

      For purposes of this opinion, we have relied upon the accuracy of: (i) the representations and warranties of each of the parties set forth in the Transaction Documents, (ii) the representations of officers and directors of the Company, and (iii) the certificates of public officials. In addition to the assumptions set forth above, this opinion is subject to the following qualifications and exceptions:

            (a) enforcement may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or other similar laws of general application affecting creditors' rights (including equitable subordination) and (ii) the application of the rules of equity including those respecting availability of specific performance and general principles of public policy (regardless of whether enforcement is sought in equity or at law);

            (b) we express no opinion as to (i) the enforceability of the choice of New York law by a federal court or by a state court outside the State of New York, (ii) conflicts of law principles generally; (iii) the validity, binding effect or enforceability of any provision of the Transaction Documents purporting to (A) prohibit oral amendment or waiver of such documents or limiting the effect of a course of dealings between the parties or (B) indemnify any person for its own negligence, gross negligence or wilful misconduct or release such person from the consequences thereof, and (iv) the enforceability of any provision in the Transaction Documents purporting to relate to delay by any party to the Transaction Documents to exercise any right, remedy or option under the provisions thereof not operating as a waiver;

            (c) with respect to our opinions as to the good standing and foreign qualification of the Company we have relied solely on good standing certificates delivered to us by public officials from the relevant jurisdictions;

            (d) the qualification that any right to indemnification and contribution contained in the Transaction Documents may be limited by United States federal or state securities laws or the policies underlying such laws; and

            (e) we express no opinion as to (i) the enforceability of any monetary fees payable by the Company pursuant to the Certificate of Designation or Registration Rights Agreement in connection with the Company's failure to timely perform certain actions specified therein and
      (ii) the treatment of the Preferred Stock in any bankruptcy, liquidation, insolvency or similar proceeding.

      We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York (for the purposes of the enforceability opinion in paragraph 5 below only), (ii) the laws of the Commonwealth of Massachusetts and (iii) the federal laws of the United States of America to the extent specifically referred to herein. We express no opinion as to any ordinances, administrative decisions or the rules and regulations of counties, towns, municipalities and special political subdivisions.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted. Each subsidiary incorporated under the laws of a state of the United States of the Company (each, a "Domestic Subsidiary") set forth on Schedule 3(a) to the Securities Purchase Agreement is a corporation in good standing under the laws of the jurisdiction in which it is incorporated. The Company and each Domestic Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in all of the jurisdictions indicated on Schedule 3(a) to the Securities Purchase Agreement.

      2. The offer and sale of the Preferred Stock, the Warrants and the Shoreline Warrant in conformity with the terms of the Transaction Documents constitute, and the issuance of the Conversion Shares and the offer and sale of the Warrant Shares and the shares of Common

Stock issuable on exercise of the Shoreline Warrant (the "Shoreline Shares") in conformity with the terms of the Transaction Documents will constitute, transactions exempt from the registration requirements of Section 5 of the Securities Act.

      3. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with (i) the valid execution and delivery of the Transaction Documents, (ii) the offer, sale or issuance of the Preferred Stock, Warrants, the Shoreline Warrant, the Conversion Shares, the Warrant Shares and the Shoreline Shares (iii) the consummation of any other transaction contemplated by the Transaction Documents, with the exception of: (1) acceptance of the Certificate of Designation by the Secretary of State of the Commonwealth of Massachusetts; (2) the filing of a Form D with the SEC, (3) the filing of a Form 10b-17 with Nasdaq, (4) the filing one or more Registration Statements pursuant to the Registration Rights Agreement, and (5) to the extent that the Company is obligated to pay certain amounts to the Purchasers in excess of $2,000,000, such payments will cause a default under loan agreements with BankBoston N.A.

      4. The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents and to carry out all its obligations thereunder, including the sale and issuance of the Preferred Stock, Warrants, the Shoreline Warrant, the Conversion Shares, the Warrant Shares and the Shoreline Shares in accordance with the terms of the Transaction Documents.

      5. Each of the Transaction Documents has been duly and validly authorized by all necessary corporate action, and has been executed and delivered by, and constitutes a valid and binding agreement of, the Company and is enforceable against the Company in accordance with its terms.

      6. The authorized capital stock of the Company is as stated in Section 3(c) of the Securities Purchase Agreement. To our knowledge, there have not been any shares of the capital stock of the Company issued which are not validly issued, fully paid and non-assessable. All issued and outstanding shares of common stock are free of any preemptive or similar rights contained in the Articles of Organization or Bylaws of the Company or, to our knowledge, in any agreement by which the Company is bound.

      7. Upon the closing under the Securities Purchase Agreement, the Preferred Stock, the Warrants and the Shoreline Warrant will be validly issued, fully paid, nonassessable, and free of any preemptive or similar rights contained in the Articles of Organization or Bylaws of the Company or, to our knowledge, of any agreement by which the Company is bound. The Conversion Shares, the Warrant Shares and the Shoreline Shares have been duly and validly reserved, and when issued in accordance with the terms of the Certificate of Designation, the Warrants and the Shoreline Warrant, respectively, will be validly issued, fully paid, nonassessable, and free of any preemptive or similar rights contained in the Articles of Organization or Bylaws of the Company or, to our knowledge, of any agreement by which the Company is bound.

      8. The execution and delivery of, and compliance with, the Transaction Documents, including the consummation of the issuance of the Preferred Stock, Warrants, the Shoreline Warrant, the Conversion Shares, the Warrant Shares and the Shoreline Shares, as contemplated by such documents, do not and will not conflict with or result in a breach of default by the Company of any of the terms or provisions of: (i) the Articles of Organization or Bylaws of the

Company, (ii) to our knowledge, any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its property or assets, or (iii) to our knowledge, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) and except that the payment of certain amounts to the Purchasers in excess of $2,000,000 will cause a default under loan agreements with BankBoston N.A.

      9. To our knowledge except as disclosed in the Schedules to the Securities Purchase Agreement, but without investigation of court dockets, there is no litigation pending or threatened which could or which would impair the ability of the Company to issue and deliver the Preferred Stock, the Warrants, the Shoreline Warrant, the Conversion Shares, the Warrant Shares, or the Shoreline Shares or to comply with the provisions of the Transaction Documents or otherwise have a Material Adverse Effect.

      10. The Company's Common Stock is quoted on the Nasdaq National Market. To our knowledge, no suspension of trading in the Common Stock on the Nasdaq National Market is in effect, nor is any such suspension threatened on the date hereof.

      This opinion is furnished to the Purchasers and Shoreline solely for their benefit in connection with the sale and issuance of the Preferred Stock, Warrants and Conversion Shares as contemplated by the Transaction Documents and may not be relied upon by any other person (other than the Company) or for any other purpose without our prior written consent. This opinion is limited to matters expressly set forth herein and no opinion may be inferred or implied beyond the matters expressly stated in this opinion on the date hereof. We shall have no obligation to update any of the matters set forth in this opinion.

                                    Very truly yours,



                                    PALMER & DODGE LLP